EXHIBIT 7 - SERVICES CONTRACT - NAVTECH (Redacted)

AGREEMENT

This Agreement is made as of the 15.th day of January 2010 between NAVTECH SYSTEMS SUPPORT INC. (herein called "Navtech") with a place of business at 295 Hagey Blvd., Suite 200, Waterloo, Ontario, N2L 6R5, Canada and Baltia Air Lines INC. (herein called the "Customer") with a place of business at 63-25 Saunders Street, Suite 7I, Rego Park, New York, 11374, USA.

Navtech and Customer may be referred to collectively as "Parties."

BACKGROUND

Navtech is in the business of providing flight operations products and services to commercial airlines, cargo carriers, rotary aircraft, and general aviation. The Customer wishes to purchase certain Navtech flight operations products and services.

NOW THEREFORE Navtech and the Customer agree as follows:

Section 1
SERVICES

1.01 Customer hereby requests that Navtech provide and Navtech hereby agrees to provide to the Customer the flight operations products and services (the "Services") as described in the attached Schedules. Navtech and the Customer may modify or expand the scope of the Services by adopting additional schedules which may from time to time be executed by Navtech and the Customer (the attached Schedules and all such additional schedules, the "Schedules").

1.02 Each Schedule shall include a description of the specific Services to be provided, the fees for such Services ("Fees") and the terms of payment for such Services and shall be approved in writing by each of Navtech and Customer. All Schedules shall be subject to the terms and conditions of this Agreement, except to the extent specifically set forth in each such Schedule.

1.03 Navtech shall at all times have the right to provide enhancements to and/or new versions of the product for any Service described on a Schedule with a similar or better product or service in terms of capability and functionality, provided Navtech informs the Customer of such substitutions with 90 days notice to the Customer.

1.04 To the extent that the functionality of the products provided in the Services are affected by legislation or other rules and regulations that might be adopted from time to time, Navtech will implement corresponding changes in new versions of the Services. Should the changes made to the Services as a result of newly adopted rules and regulations increase the functionality of the products provided in the Services, then these new enhancements will require an updated agreement between Customer and Navtech.

Section 2
TERM

The term of this Agreement shall be for a period of FIVE (5) years commencing on the 15th day of January, 2010 continuing to and including the 14th day of January 2015. Thereafter this Agreement shall be renewed automatically from year to year for one year periods unless not later than 90 days prior to the expiration of the term then in effect, either party shall give written notice to the other of its intention not to renew this Agreement. A specific Schedule may have a different commencement date and a shorter or longer period of applicability and accordingly in any such case the Schedule will be governed by its terms with respect to its period of applicability.

Upon termination of this Agreement, Customer shall return any and all hardware and software provided by Navtech which was utilized in the Services provided pursuant to this Agreement.

Section 3
FEES & PAYMENT OBLIGATIONS

3.01 The Customer shall pay the Fees to Navtech in the amounts and at the times set forth on the Schedules.

3.02 All payments on account of Fees shall be made in United States dollars by check or wire transfer so as to constitute immediately available funds on or before the due date at the then applicable address or account of Navtech. The customer shall be responsible for any and all bank charges related to the payment on account.

3.03 Navtech reserves the right to apply annual price increases effective January 1st of each year. The increase to be applied will be the previous September over September average change as denoted in the US Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers (CPI - U), US city average, All Items, 1982 - 1984 = 100 plus 2%. Price increases will be applied each year unless the first year has been modified in the specific product schedule. 3.04 Payments are due 30 days from date of invoice. Customer shall pay interest on any payment which is not made when due hereunder or under any Schedule at a rate of 18% per annum (computed on the basis of a 360-day year of twelve 30-day months) or the legal rate of interest for such jurisdiction (whichever is lower), from the due date to the date payment is received by Navtech in immediately available funds at Navtech's address or account.

Section 4
TAXES, DUTY, IMPORT/EXPORT FEES

Customer shall be responsible for any and all taxes, duties, import/export fees (including those imposed on the import/export of Customer-confidential information) and the like, however designated, which are based on or measured by the Services (except those based on Navtech's income).

Section 5
RESTRICTION OF USE

5.1 The Services contemplated under this Agreement and Schedule(s) thereto are for the exclusive use of Customer in the conduct of its normal business as a commercial or private air carrier. Customer may not, under any circumstances, give for free, transfer, resell, or disclose any material, in any form, prepared by Navtech to any third party nor allow any third party access to or use of any such material or Service other than in support and conduct of Customer's normal business. This restriction of use clause shall survive the termination of this Agreement.

5.2 Nothing contained in this Agreement or the Schedules shall be deemed in any way to limit or restrict Navtech from providing services for other customers where such services are similar to the Services.

Section 6
CONFIDENTIAL INFORMATION

Each party may from time to time declare certain information as "Confidential Information". Both parties hereby agree: (a) to use such Confidential Information only in connection with the performance of this Agreement; (b) not to disclose such Confidential Information to anyone except those of its employees and professional associates who have a legitimate need to know; and (c) to protect the confidentiality of and take all reasonable steps to prevent disclosure or unauthorized use of such Confidential Information. Navtech hereby declares the technical data, including hardware and software specifications related to its flight operations services and additional proprietary products, information related to Navtech product planning, pricing, marketing, research and development, and agreements, including this Agreement, to be Confidential information. This Section shall survive the termination of this Agreement.

Confidential Information shall not include information that (i) is generally known to the public (other than as a result of a breach of this Agreement), (ii) was lawfully obtained by the recipient from a third party who had the right to disclose the information, or (iii) is later published or made generally available to the public by the owner of such confidential information.

Section 7
INDEMNIFICATION

7.1 Navtech shall indemnify and hold harmless Customer and its officers, directors and employees from all liability arising from infringement, misappropriation or violation of the patent, copyright, trade secret or other proprietary rights of a third party caused solely by the use of the Services in accordance with the Navtech's documentation, provided that:

(a) the infringement is not caused by the combination, operation or use of the Services with any other item that is either not expressly provided for in Navtech's documentation or not provided by Navtech, including but not limited to software, data, or hardware;

(b) Customer promptly notifies Navtech in writing of Customer's first knowledge of the third party's claim of the infringement, misappropriation or violation of patent, copyright, trade secret or other proprietary rights;

(c) Navtech has sole control of any litigation and related settlement negotiations and the settlement respecting such infringement, misappropriation or violation charges, provided that any such settlement does not require the Customer to make any payment; and

(d) Customer co-operates fully (provided Navtech reimburses Customer for its reasonable out-of-pocket costs and expenses) to the extent necessary, and executes all documents necessary to conduct such litigation or settlement.

Should any portion of the Services or its intended use become, or in Navtech's opinion be likely to become, the subject of a claim of infringement, misappropriation or violation of a patent, copyright, trade secret or other proprietary right, Navtech may, at its sole option and expense: (i) procure for the Customer the right to continue using the Services, or (ii) replace or modify the Services without degradation to functionality to make it non-infringing. If neither of the foregoing solutions is reasonably available, Navtech shall so notify the Customer and this Agreement shall immediately be terminated (unless the parties otherwise agree in writing). Except as set forth herein, Navtech shall have no further liability to the Customer in the event of infringement, misappropriation or violation, claimed infringement, misappropriation or violation, or likely infringement, misappropriation or violation.

7.2 The Customer acknowledges and agrees that the Customer shall have sole responsibility for determining the usability of any flight plan, other information, or data provided by Navtech as part of the Services contemplated on the Schedules. Accordingly, the Customer does hereby release and covenant not to sue Navtech from and with respect to, and does hereby agree to indemnify and hold Navtech harmless from and against, any and all claims, demands, liabilities, judgments, losses, costs, damage, and expenses of any nature whatsoever (collectively, the "Claims") and the cost of investigating and defending any alleged Claims, and attorney's fees and expenses associated with the same, which may arise from or be claimed against Navtech or the Customer by any person or persons for any loss of or damage to property, or injury to, or death of, any person, consequent upon or arising from or out of the use by Customer of the Services provided herein by Navtech. The preceding covenant and release of the Customer shall not apply to the extent that such a Claim arises from the gross negligence or willful misconduct of Navtech.

Section 8
DISCLAIMER OF WARRANTY AND LIABILITY

8.1 Navtech warrants that the Services will operate in substantial conformity with the Navtech documentation provided with the Services. For any breach of this warranty, the Customer's sole and exclusive remedy and Navtech's sole and exclusive liability shall be for Navtech to correct any reported failure in the Services causing a breach of this warranty or, if Navtech is unable to provide such a correction, Customer shall be entitled to recover the Fees paid in respect of the non-conforming Services.

8.2 EXCEPT AS SET FORTH IN SECTION 8.1, NAVTECH HAS NOT AND DOES NOT MAKE ANY WARRANTIES WITH RESPECT TO THE SERVICES AND THE SOFTWARE AND ANY HARDWARE UPON WHICH THE SERVICES ARE BASED, ALL OF WHICH ARE PROVIDED ON AN "AS IS" BASIS. NAVTECH DISCLAIMS ANY IMPLIED WARRANTIES AND CONDITIONS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR THOSE ARISING BY LAW, STATUTE, USAGE OF TRADE OR COURSE OF DEALING. NAVTECH MAKES NO REPRESENTATION WITH RESPECT TO THE ADEQUACY OF THE SERVICES OR THE SOFTWARE OR HARDWARE FOR ANY PARTICULAR PURPOSE OR WITH RESPECT TO ITS OR THEIR ADEQUACY TO PRODUCE ANY PARTICULAR RESULT.

IN NO EVENT, INCLUDING TERMINATION OF THIS AGREEMENT, SHALL NAVTECH BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF THE DELIVERY, PERFORMANCE OR USE OF THE SERVICES AND THE SOFTWARE AND HARDWARE COMPRISING THE SAME, EVEN IF NAVTECH HAS BEEN ADVISED OF SUCH DAMAGES. EXCEPT FOR INDEMNIFICATION PURSUANT TO SECTION 7 OR EXCEPT DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF NAVTECH, IN NO EVENT SHALL NAVTECH'S LIABILITY FOR ANY CLAIM, WHETHER IN CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY, EXCEED THE FEES PAID BY THE CUSTOMER FOR THE SERVICES DURING THE IMMEDIATELY PRECEDING TWELVE MONTH PERIOD FROM THE DATE OF CLAIM.

Section 9
EVENTS OF DEFAULT & REMEDIES

9.1 The occurrence of any of the following events or conditions shall be considered "Events of Default" under this Agreement or any Schedule thereto:
(a) If either party fails to fulfill its non-monetary obligations under this Agreement in any material respect, the party not in default shall have the right to give the defaulting party written notice of such default and its intention to terminate at the expiration of thirty (30) days from the date of such notice if the default is not cured within such period. In the event the party in default has not cured such default within the said thirty (30) day period, the party not in default shall, without further notice, have the immediate right to terminate this Agreement and the relevant Schedule(s).
(b) If the Customer fails to make any payment required to be paid pursuant to the terms of this Agreement on its due date, then Navtech shall have the right to give Customer notice of default and its intention to terminate at the expiration of fifteen (15) days from the date of such notice if the default is not cured within the said fifteen (15) day period. In the event Customer has not cured such default, Navtech, without further notice, has the immediate right to terminate this Agreement and the relevant Schedule(s).
(c) Should either party, voluntarily or involuntarily, petition for bankruptcy or court protection under applicable bankruptcy laws, this Agreement and all Schedules will automatically terminate.
9.2 The foregoing shall be in addition to all other remedies available to the parties at law or in equity. The failure or delay of a party in exercising any rights granted it hereunder upon any Event of Default by the other party shall not constitute a waiver of any such right upon the continuation or recurrence of the same or other Events of Default and any single or partial exercise of any particular right by one party shall not exhaust or waive the same or constitute a waiver of any other right provided herein.

9.3 Upon termination of this Agreement by reason of any one or several of the above stated Events of Default, the passage of time, or for any other reason whatsoever, all monetary amounts due from Customer shall immediately become due and payable in their entirety at the moment of termination. In addition, each Party shall destroy or return to the other all elements of Confidential Information of the other Party.

Section 10
SEVERABILITY

If any term, clause or provision of this Agreement shall be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to have been deleted from this Agreement.

Section 11
CONSTRUCTION

Section headings are for convenience only and shall not be construed as part of this Agreement, nor shall they define or limit any of the terms or provisions hereof.

Section 12
DISPUTE RESOLUTION All disputes relating to this Agreement and each Schedule shall initially be referred by either Party to the Customer and Navtech [Project Managers]. If the Project Managers are unable to resolve the dispute within ten (10) business day(s) (or such other date agreed upon by the Project Managers) after referral of the matter to them, the Parties shall notify their respective senior management of the dispute. Upon notification to senior management, senior management shall meet and work in good faith to resolve the dispute, but if senior management is unable to resolve the dispute then (whether or not such a meeting takes place) within ten (10) business days of referral (or such other period as the Parties may agree), the Parties may pursue available legal and equitable remedies or if mutually agreeable an independent dispute resolution mediator.

Section 12
APPLICABLE LAW & CONSENT TO JURISDICTION

This Agreement and each Schedule thereto shall be governed by, and constructed in accordance with, the substantive laws of the Province of Ontario and the laws of Canada applicable to agreement made and to be performed within such Province. The Parties hereto do herby consent and submit to the venue and jurisdiction of the Provincial or Federal courts residing in Ontario as the sole and exclusive forum for such matters of disputes.

Section 13

Any notice under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) on delivery thereof, if by hand; (b) upon receipt, if sent by mail (registered or certified mail, postage prepaid, return receipt requested); (c) on the second business day following deposit, if sent by a recognized overnight delivery service; or (d) upon transmission, if sent by email, telecopy or facsimile transmission (in each case with receipt verified by electronic confirmation), in each case as follows:
v (i) Navtech, to:
Navtech Systems Support Inc
Suite 200
295 Hagey Boulevard
Waterloo, Ontario, N2L 6R5,Canada,
Attention: Sales Department
Facsimile: +1.519.747.5282
Phone: +1.519.747.1170
Email: sales@navtech.aero

and (ii) Customer, to:
Baltia Airlines
63-25 Saunders Street, Suite 7I, Rego Park,
New York, 11374, USA.
Attention: Mr. Igor Dmitrowsky
Facsimile: +1.718.244.8882
Phone: +1.718.244.8880
Email: igor.dmitrowsky@baltia.com

The Parties shall promptly notify each other of any change in its contact information, which revised contact information, shall thereafter be used for purposes of this Agreement.

Section 14
FURTHER ASSURANCES

Both Parties shall execute and deliver to the other, promptly and at their own expense, such other documents and assurances, and take such further reasonable action as the other may request in order to effectively carry out the intent and purpose of this Agreement and related documents hereto, and to protect the rights, interests, and remedies of the other Party. All Schedules and related documents hereto shall be of a form and content mutually acceptable to Navtech and Customer and both Parties hereby agree that no term or provision of this Agreement or any Schedule thereto may be changed, waived, amended, or otherwise modified except by a written agreement signed by both Navtech and Customer.

Section 15
ENTIRE AGREMENT

This Agreement supersedes all previous agreements, understandings or commitments whatsoever between the Parties in relation to the subject matter of this Agreement whether oral or written and represents the entire Agreement between the Parties. No amendments, modifications or variations shall be effective unless made in writing and signed by both Parties hereto.

Section 16
SURVIVAL

The obligation to make payments under section 3 shall survive any termination or expiration of this agreement, as to all then accrued amounts due and as to any additional amount due which shall accrue thereafter. In addition, the respective rights, obligations, representations and warranties of the parties under section 5 through 8 shall survive the termination or expiration of this Agreement.

Section 17
PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and inure to the benefit of Navtech and the Customer and their respective successors and assigns to the extent that such assignment is permitted herein. The Customer shall not assign, transfer or otherwise dispose of any interest or right herein to any other party without the prior written approval of Navtech.

IN WITNESS WHEREOF and intending to be legally bound hereby, Navtech and Customer have caused this Agreement to be executed as of the date first above mentioned, and do each hereby warrant and represent that their respective signatories whose signatures appear below have been and are on the date of their signing duly authorized by all necessary and appropriate action to execute this Agreement.

NAVTECH SYSTEMS SUPPORT INC.	BALTIA AIR LINES
By: Declan Boland Title: VP Sales Sign: __/signed/ ____	By: IGOR DMITROWSKY Title: PRESIDENT / CEO Sign: ___/ Igor Dmitrowsky/_
Date: January 20, 2010	Date: 19 JAN 2010

This Schedule A is a part of the agreement between Baltia Air Lines (herein called the "Customer") and Navtech for provision of aviation software and related services dated 15th day of January, 2010, contract number BTL100115

NAVTECH FLIGHT PLANNING

Section 1
DEFINITIONS

1.1 AIRAC Cycle means the standard twenty-eight (28) day cycle operated for Aeronautical Information Regulation And Control.

1.2 AFTN means Aeronautical Fixed Telecommunication Network (AFTN) and is a worldwide system of aeronautical fixed circuits provided, as part of the aeronautical fixed service, for the exchange of messages and/or digital data between aeronautical fixed stations having the same or compatible communications characteristics

1.3 NFP means Navtech Flight Planning

1.4 NWS means United States National Weather Service

1.5 SITA is a multinational information technology company specializing in providing IT and telecommunication services to the aviation industry.

1.6 UKMet is the meteorological agency of the United Kingdom

Section 2
SERVICES

Navtech shall provide to the Customer the following services:
.. Access to Navtech's computers for flight planning by personnel designated by the Customer
.. Unlimited global weather and NOTAM data feeds as made available to Navtech from its suppliers
.. Worldwide navigation database with updates every 28 days on the AIRAC cycle
.. Auto-filing of flight plan messages to appropriate Air Traffic Control agencies.
.. Mapping utilities supported by Navtech
.. Outbound/inbound transmission of flight plans, flight papers and operational messages through Navtech's communication networks: AFTN and SITA
.. Global coverage of current high level winds as made available to Navtech through its suppliers. Customer can choose NWS or UK Met Office as primary source.

Section 3
CUSTOMER RESPONSIBILITIES

The Customer shall perform and undertake the following responsibilities:
.. Provide information for Customer specific databases including;
- aircraft performance data (AFM, BPS, PEP) and necessary data release agreements where required by the aircraft manufacturer.
- Specific aircraft registration information using Navtech supplied aircraft questionnaires.

. Designate an office to be the flight operations centre for the Customer
.. Based on Navtech's supplied specifications, ensure each workstation accessing the system is:
- Loaded with the appropriate version or Firefox, or Internet Explorer
- Configured to provide Internet connectivity, and
- Configured with the minimum hardware requirements

. Provide full support and take sole responsibility for Customer's connectivity to Customer's Internet Service Provider (ISP)
.. Designate Customer personnel who will receive training on the system
.. Provide a reasonable amount of professional workspace, access to facilities, and access to Customer personnel to Navtech staff, should Navtech staff be requested to work on Customer's site, at the request of the Customer.
.. Provide reasonable requests, directions and requirements to the Navtech Operations Support Staff in a clear and understandable manner and with enough lead-time to allow Navtech to respond.
.. Customer will have the absolute authority and responsibility for the safe and efficient operation of the aircraft and the content of all messages issued on behalf of the Customer by Navtech. Navtech personnel will provide information and advice to the best of their ability, but all commence and control decisions will be made by, and be the responsibility of, the Customer.

Section 4

PRICING SCHEDULE

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

.. Navtech will charge travel expenses for any onsite work completed at customer location.

Section 5
PAYMENT SCHEDULE

. Set-up fees will be invoiced upon contract execution .. Subscription billing will commence upon delivery of the NFP software. .. The initial invoice for service will include the actual usage for the first period plus the initial advanced portion of the billing where applicable .. Subscription billing after the initial invoice will be invoiced monthly in advance commencing on the 1st day of the next applicable period .. Invoices will be addressed to:

Baltia Airlines
John F. Kennedy Int'l Airport
Terminal 4, Room 262.089
Jamaica, NY 11430
Attention: Sara Belshaw
Facsimile: +1.718.244.8882
Phone: +1.718.244.8880
Email: sara.belshaw@baltia.com

Section 6 DELIVERY & IMPLEMENTATION

The most recent qualified version of the Navtech Flight Planning software will be delivered to Customer after receipt of required information from the Customer. Upon receipt of data and its review, Navtech will create a Statement of Work that includes customer requirements, delivery schedules, and parameters for user testing and required sign off. Successive versions and Navtech Flight Planning will be delivered according to the agreed delivery schedule to be specified in the Statement of Work.

Section 7 PRODUCT SUPPORT

Navtech will provide the following Software Service and Support for the current version of the Navtech Flight Planning software as follows:

. Current technical and other information about the software .. Telephone guidance and assistance to Customer's contact persons in connection with the use of the software through Navtech's 7 x 24 Support Line. .. Email guidance and assistance to Customer's contact persons in connection with the use of the software through support@navtech.aero. .. Receipt and response to documented error reports from Customer's contact persons.

Section 8 USER ACCEPTANCE

. User Acceptance criteria will be detailed in the Statement of Work .. The Statement of Work will delineate procedures for addressing issues, if any, with the initial version of the software delivered to the Customer. .. After the period delineated in the Statement of Work for User Acceptance Testing, the Customer will certify in writing their acceptance of the software.

IN WITNESS WHEREOF and intending to be legally bound hereby, Navtech and Customer have caused this Schedule to be executed as of the date listed above, and do each hereby warrant and represent that their respective signatories whose signatures appear below have been and are on the date of their signing duly authorized by all necessary and appropriate action to execute this Schedule.

NAVTECH SYSTEMS SUPPORT INC.	BALTIA AIR LINES
By: Declan Boland Title: VP Sales Sign: __/signed/ ____	By: IGOR DMITROWSKY Title: PRESIDENT / CEO Sign: ___/ Igor Dmitrowsky/_
Date: January 20, 2010	Date: 19 JAN 2010

This Schedule B is a part of the agreement between Baltia Air Lines (herein called the "Customer") and Navtech for provision of aviation software and related services dated 15th day of January, 2010, contract number BTL100115

TODC SOFTWARE AND AIRPORT OBSTACLE DATABASE

Section 1
DEFINITIONS

1.1 Airport Data - a database provided by Navtech, which contains runway and obstacle data needed for maximum allowable takeoff weight calculation.

1.2 Engine Failure Performance Calculation - presentation of Client and aircraft type specific procedures for obstacle clearance at take-off, consistent with the obstacle included in the Airport Obstacle Database.

1.3 SCAP Module Tables - a set of performance databases provided by the airplane manufacturer, which supplies all of the data and logic needed to produce takeoff weights and speed calculations.

1.4 ToDc - Takeoff Data Calculation software provided by Navtech

Section 2
SERVICES

Functionality The ToDc software provides a Graphical User Interface to airplane manufacturer takeoff analysis programs. The ToDc software can be operated on a laptop computer on the flight deck, by a dispatch unit or by performance engineers at offices.

By entering departure airport, estimated or actual takeoff weight and forecast conditions such as wind, temperature and runway condition, the ToDc software calculates maximum allowable takeoff weight, takeoff speeds, takeoff thrust, including maximum assumed temperature, for the actual situation. The ToDc output is designed to produce:

- Single case layout for pilots and dispatch unit
- Tabulated wind and temperature output

Navtech will produce and maintain an Airport Obstacle Database for the Client's fleet of aircraft. The data delivered shall contain the latest official information, as well as, other relevant information made known to Navtech.

Navtech will produce and maintain Engine Failure procedures for the Client. The data delivered shall contain the latest official information as well as other relevant information made known to Navtech. One Engine Failure procedure will be described for each take-off position for each aircraft type in the Client's fleet.

Airport Obstacle Database The Airport Obstacle Databases will be delivered in connection with the AIRAC date. In addition, the Client will receive information about temporary data affecting the subscribed airports and new Airport Obstacle Databases will be released, if required.

Layout Changes Navtech will implement Client layout changes to ToDc software upon receipt of a Navtech Change Request provided to Navtech at least 45 days prior when a new version is required. If, however the layout changes exceed the limits of existing functionality of the application, the implementation of such changes may require a separate Amendment between Navtech and the Client.

Extensive software update requests, or requests for data not specified in this Amendment may be subject to separate Amendment and additional costs may apply. Navtech will duly inform the Client before commencing work.

The following specific Aircraft Performance products will be provided: ToDc Office PC

Airport & Obstacle Database ToDc User Manual

Section 3
CLIENT RESPONSIBILITIES

The Client will provide Navtech with the following: * Manufacturer SCAP data module tables for all aircraft types included in this Amendment if available from the aircraft manufacturer. In the case that a SCAP is not available, Navtech will create these and lease them back to Client at an agreed price. * Client's company policies and rules related to takeoff performance

Manufacturer SCAP Module Tables shall be provided by the Client for all aircraft. It is the Client's sole responsibility to ascertain and ensure that the SCAP Module Tables are the legal property of Client and are current and appropriate at all times. Navtech does not assume any maintenance and service obligations for data originating from the aircraft manufacturers.

It is the Client's sole responsibility to ensure that the latest information regarding the SCAP data and all necessary information regarding company policies and rules related to the takeoff performance are delivered to Navtech according to this Amendment. Navtech will not commence any work on the agreed ToDc software before receipt of such data.

The Client will select the specific airports to be included in the database which will be included in the Statement of Work. For airports requiring special authorization or approval, the Client is at all times responsible for applying and maintaining the correct and necessary authorization for operating at the airports included in the current Client airport list.

Additional airports shall be requested in writing by the Client through the Navtech Change Order Request. The delivery shall be mutually agreed in each separate case.

The Client is required to review and provide input on Version 0.1 as to be agreed in the Statement of Work.

Client is to provide the operating system and the hardware on which they will run the ToDc Software:

Software Requirements
.. Windows 95/98, NT or XP operating system
.. SCAP Module Tables
.. Airport Data
.. Acrobat Distiller (When printing PDF-files from the software.)

Hardware Requirements For the Office PC
.. Pentium Processor, minimum 800 MHz
.. 124 MB RAM*
.. 20 MB of disk available

*More RAM and more MHz will speed up run time.

Section 4
PRICING SCHEDULE

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

The Client is required to inform Navtech of any changes in the number of operated aircraft tails. This notice should be provided at least 45 days in advance if the additional aircraft are a new aircraft type. Additional tails added during the year will be invoiced separately.

Additional Information:
* Aircraft Types :B747-200 PWJTD9D-7A

* Navtech will provide consulting work at an hourly fee of

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

* Navtech will charge travel, hotel and per diem expenses for training at Client location.

Section 5
PAYMENT SCHEDULE

. One-Time Service and Implementation Fees will be invoiced upon signing of this Amendment and are due and payable upon receipt of invoice. .. 50% of monthly charges will be invoiced commencing upon delivery of the ToDc software beta version 0.1. and are due and payable upon receipt of invoice. Upon delivery of ToDc software version 1.0 and Client acceptance, monthly charges will be modified to 100%. .. Recurring monthly charges will be invoiced on the 1st day of the preceding month, payable by the first of the month. .. Any additional charges will be invoiced upon completion of work and are due and payable upon receipt of invoice.

Invoices will be addressed to:
Baltia Airlines
John F. Kennedy Int'l Airport
Terminal 4, Room 262.089
Jamaica, NY 11430
Attention: Sara Belshaw
Facsimile: +1.718.244.8882
Phone: +1.718.244.8880
Email: sara.belshaw@baltia.com

Section 6
DELIVERY & IMPLEMENTATION

The Version "0.1" of the ToDc software will be delivered to Client after receipt of required SCAP/configuration information from the Client. Upon receipt of data and its review, Navtech will create a Statement of Work that includes Client requirements, list of Clients' aerodromes, preferred format, delivery schedules, parameters for user testing and test period, and required sign off. Successive versions and Airport Obstacle Database will be delivered according to an agreed delivery schedule to be specified in the Statement of Work.

The Version "0.1" of the ToDc software will be based on a Navtech standard specification. Successive versions of the software will be customized according to requests from the Client. Modifications up to the amount of 40 hours are included in the Amendment and will be implemented in the versions from "0.1" up to "1.0." Hours exceeding 40 hours will be carried out as additional work and charged according to hourly fees as stated above. Full subscription billing from Navtech will commence upon Client's receipt of ToDc Version "1.0."

Section 7
PRODUCT SUPPORT

Navtech will provide the following Software Service and Support for the current version of the ToDc software as follows:
.. Current technical and other information about the software
.. Call centre support will be available 24/7.
.. Telephone guidance and assistance to Client's contact persons in connection with the use of the software through Navtech's Support Line, 8:30 - 17:00 GMT-1, Monday through Friday.
.. Email guidance and assistance to Client's contact persons in connection with the use of the software through performance@navtech.aero.
.. Receipt and response to documented error reports from Client's contact persons.

Section 8
USER ACCEPTANCE

. User Acceptance criteria will be detailed in the Statement of Work
.. The Statement of Work will delineate procedures for addressing issues, if any, with the initial version of the software delivered to the Client.
.. After the period delineated in the Statement of Work for User Acceptance Testing, the Client will certify in writing their acceptance of the software.

IN WITNESS WHEREOF and intending to be legally bound hereby, Navtech and Client have caused this Schedule to be executed as of the date listed above, and do each hereby warrant and represent that their respective signatories whose signatures appear below have been and are on the date of their signing duly authorized by all necessary and appropriate action to execute this Schedule.

NAVTECH SYSTEMS SUPPORT INC.	BALTIA AIR LINES
By: Declan Boland Title: VP Sales Sign: __/signed/ ____	By: IGOR DMITROWSKY Title: PRESIDENT / CEO Sign: ___/ Igor Dmitrowsky/_
Date: January 20, 2010	Date: 19 JAN 2010

This Schedule C is a part of the agreement between Baltia Air Lines (herein called the "Customer") and Navtech for provision of aviation software and related services dated 15th day of January, 2010, contract number BTL100115

WEIGHT & BALANCE SOFTWARE

Section 1
DEFINITIONS

1.1 W&B - Weight & Balance Application Software provided by Navtech.

Section 2
SERVICES

Functionality
The Weight & Balance Application has been specifically designed for flight deck use on a laptop or EFB screen (standard screen resolution - 1024 x 768).

Weight & Balance Application's main functionality is:
.. Zero Fuel Weight and % CG Position
.. Take Off Weight and % CG Position
.. Landing Weight and % CG Position .. Ensure that the above weights are within the center of gravity envelope
.. Trim - Stabilizer Settings

Layout Changes
Navtech will implement customer layout changes to the W&B software upon receipt of a Navtech Change Request provided to Navtech at least 45 days prior when a new version is required. If, however the layout changes exceed the limits of existing functionality of the application, the implementation of such changes may require a separate agreement between Navtech and the Customer.

Extensive software update requests, or requests for data not specified in this agreement may be subject to separate agreement and additional costs may apply. Navtech will duly inform the Customer before commencing work.

The following specific Aircraft Performance products will be provided:

. W&B Pilot Tool
.. W&B User Manual
.. W&B training (WebEx training included, Navtech will charge travel expenses for training at customer location.)

Section 3
CUSTOMER RESPONSIBILITIES

Customer is to provide Navtech with Weight and Balance data and customer's company policies and rules related to W&B for all types of aircraft in their fleet for which Navtech is to provide its software and services.

The Customer will provide Navtech with the following:

* Customer's company policies and rules related to W&B
* AHM560 Manual
* Aircraft Weight & Balance Control and Loading Manual
* DOW/DOI condition data/configuration details
* Info regarding Catering
* Cabin Configuration PAX compartments/sections
* The CG Limits chart (from the AFM), including curtailments
* Crew codes

It is the Customer's sole responsibility to ascertain and ensure that the provided W&B data are the legal property of Customer and are current and appropriate at all times. Navtech does not assume any maintenance and service obligations for data originating from the aircraft manufacturers.

It is the Customer's sole responsibility to ensure that the latest information regarding the manufacturer W&B data and all necessary information regarding company policies and rules related to W&B are delivered to Navtech according to this agreement. Navtech will not commence any work on the agreed W&B software before receipt of such data.

Customer is to provide the operating system and the hardware on which they will run the Weight and Balance Software:

Software Requirements
.. Windows 98/2000, NT, or XP operating system.

Hardware Requirements
.. W&B Office Pentium Processor, minimum 800 MHz
.. 124 MB RAM*
.. 20 MB of disk available

*More RAM and more MHz will speed up run time.

Section 4
PRICING SCHEDULE

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Section 5 PAYMENT SCHEDULE

. Subscription billing will commence upon delivery of the weight and balance software.
.. The initial invoice for service will include the actual usage for the first period plus the initial advanced portion of the billing where applicable
.. Subscription billing after the initial invoice will be invoiced Quarterly in advance commencing on the 1st day of the next applicable period
.. Invoices will be addressed to:

Baltia Airlines
John F. Kennedy Int'l Airport
Terminal 4, Room 262.089
Jamaica, NY 11430
Attention: Sara Belshaw
Facsimile: +1.718.244.8882
Phone: +1.718.244.8880
Email: sara.belshaw@baltia.com

Section 6
DELIVERY & IMPLEMENTATION

The Version "0.1"of the W&B software will be delivered to Customer after receipt of W&B Data and on agreed delivery date. Upon receipt of data and its review, Navtech will create a Statement of Work that includes customer requirements, delivery schedules, and parameters for user testing and required sign off.
Documented change requests shall be provided to Navtech for all updates and changes using the Navtech Change Request form. The delivery time shall be agreed upon in each separate case. If, however, the layout changes exceed the limits of the existing functionality of the application, the implementation of such changes will require a separate agreement between Navtech and Customer.

Section 7
PRODUCT SUPPORT

Navtech will provide the following Software Service and Support for the current version of the W&B software as follows:

. Current technical and other information about the software
.. Telephone guidance and assistance to Customer's contact persons in connection with the use of software through Navtech's Support Line, 8:30 - 17:00 GMT+1, Monday through Friday
.. Receipt and response to documented error reports from Customer's contact persons.
.. Email guidance and assistance to Customer's contact persons in connection with the use of the software through performance@navtech.aero

Section 8
USER ACCEPTANCE

. User Acceptance criteria will be detailed in the Statement of Work
.. The Statement of Work will delineate procedures for addressing issues, if any, with the initial version of the software delivered to the Customer.
.. After the period delineated in the Statement of Work for User Acceptance Testing, the Customer will certify in writing their acceptance of the software.

IN WITNESS WHEREOF and intending to be legally bound hereby, Navtech and Client have caused this Schedule to be executed as of the date listed above, and do each hereby warrant and represent that their respective signatories whose signatures appear below have been and are on the date of their signing duly authorized by all necessary and appropriate action to execute this Schedule.

NAVTECH SYSTEMS SUPPORT INC.	BALTIA AIR LINES
By: Declan Boland Title: VP Sales NAVTECH SYSTEMS SUPPORT, INC., Sign: /signed/	By: IGOR DMITROWSKY Title: PRESIDENT / CEO Sign: ___/ Igor Dmitrowsky/_
Date: January 20, 2010	Date: 19 JAN 2010